                                                    SOUTHWEST GAS CORPORATION
                                        COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                      (THOUSANDS OF DOLLARS)

                                                                            FOR THE TWELVE MONTHS ENDED
                                                  ----------------------------------------------------------------------------
                                                    JUNE 30,                         DECEMBER 31,
                                                               ---------------------------------------------------------------
CONTINUING OPERATIONS                                 2001         2000        1999         1998         1997         1996
                                                  -----------  -----------  -----------  -----------  -----------  -----------
    1.Fixed charges:
      A) Interest expense                          $  77,288    $  70,659    $  63,110    $  63,416    $  63,247    $  54,674
      B) Amortization                                  1,702        1,564        1,366        1,243        1,164        1,494
      C) Interest portion of rentals                   9,029        8,572        8,217        7,531        6,973        6,629
      D) Preferred securities distributions            5,475        5,475        5,475        5,475        5,475        5,475
                                                  -----------  -----------  -----------  -----------  -----------  -----------
        Total fixed charges                        $  93,494    $  86,270    $  78,168    $  77,665    $  76,859    $  68,272
                                                  ===========  ===========  ===========  ===========  ===========  ===========

    2.Earnings (as defined):
      E) Pretax income from
         continuing operations                     $  66,286    $  51,939    $  60,955    $  83,951    $  21,328    $  10,448
      Fixed Charges (1. above)                        93,494       86,270       78,168       77,665       76,859       68,272
                                                  -----------  -----------  -----------  -----------  -----------  -----------
       Total earnings as defined                   $ 159,780    $ 138,209    $ 139,123    $ 161,616    $  98,187    $  78,720
                                                  ===========  ===========  ===========  ===========  ===========  ===========

                                                        1.71         1.60         1.78         2.08         1.28         1.15
                                                  ===========  ===========  ===========  ===========  ===========  ===========
